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                                HARVEYS CASINO RESORTS
                                CHANGE OF CONTROL PLAN

1. PURPOSE. The purpose of Harveys Casino Resorts ("Harveys") Change of Control Plan (the "Plan") is to provide additional special arrangements for a select group of senior management if termination of their employment or substantial diminution of their compensation or responsibilities occurs in connection with a change in control, or ownership of Harveys; and to provide special arrangements for certain members of Harveys Board of Directors. It is intended that the Plan will help retain key employees during times of disruption and potential loss of employment; maintain the integrity of Harveys' management team and preserve the continued value of Harveys during periods of disruption surrounding a Change of Control; enable the Board of Directors and senior management to make the "right" decision without undue concern for their own well-being or continued employment; and provide a positive incentive for Board Members and key executives to support a desired transaction and maximize value for shareholders.

2. ELIGIBILITY. Persons eligible to participate in the Plan shall be limited to those members of senior management that are specifically identified by the President/CEO and confirmed by the Compensation Committee of the Board of Directors of Harveys whose:

    (a)  Employment is terminated as a result of a Change of Control;

    (b) Position has been restructured to involve demotion or other diminution of duties or responsibilities as a result of a Change of Control; or

    (c)  Compensation is materially reduced in anticipation of, or within two
(2) years of a Change of Control.

3. CHANGE OF CONTROL. For the purposes of this Plan, "CHANGE OF CONTROL" shall mean the definition as set forth in Harveys Casino Resorts 1996 Omnibus Incentive Plan. The anticipation of Change of Control shall occur when the Participant's employment is terminated before such Change of Control and it is reasonably demonstrated that such employment termination:

    (a) Was at the request, directly or indirectly, of a third-party who has taken steps reasonably calculated to effect the Change of Control; or

    (b) Otherwise arose in connection with, or in anticipation of the Change of Control.

For purposes of this Plan, Change of Control shall be deemed to have occurred immediately prior to the employment termination of a Participant.

4. SEVERANCE COMPENSATION. A Participant in this Plan shall be entitled to receive severance compensation, i.e. continuation of salary and core benefits (medical, dental, vision and

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life) for the remainder of the balance of his or her employment contract term, or as specifically set forth below, whichever is greater.

      Participant Employee           Salary & Benefits
-----------------------------------------------------------
-----------------------------------------------------------
    Level I - CEO                        36 months
-----------------------------------------------------------
    Level II - COO & CFO                 30 months
-----------------------------------------------------------
    Level III - Remaining                24 months
          Participants
-----------------------------------------------------------
-----------------------------------------------------------

5.  MANAGEMENT INCENTIVE PLAN (SHORT TERM INCENTIVE PLAN). A Participant  who
is also an eligible   participant in the Management Incentive Plan, whose
employment is terminated as a result of a Change of Control shall receive a lump sum payout at maximum, of the sums payable for that year under the Management Incentive Plan upon termination. If following a Change of Control the Management Incentive Plan is terminated or amendments are made that materially adversely affect a Participant, who is also a participant in the Management Incentive Plan, then that Participant shall receive a lump sum payout at maximum within sixty (60) days following the termination of the Management Incentive Plan, or the fiscal year during which the material amendments were made.

6. LONG-TERM INCENTIVE PLAN. A Participant in this Plan, who is also a participant in the Long-Term Incentive Plan, who is retained at the same level of responsibility and compensation subsequent to a Change of Control, shall receive a payout at maximum for each cycle of the Long Term Incentive Plan, within sixty (60) days following the end of each plan year. Participants who
are also   participants in the Long-Term Incentive Plan, who are discharged as a result of a Change of Control, shall receive a lump sum payout at maximum for each cycle of the Long-Term Incentive Plan within thirty (30) days of their termination. Participants who are also participants in the Long-Term Incentive Plan, who are retained but demoted, or who have had their compensation materially reduced as a result of a Change of Control, shall receive a lump sum payment at maximum for each cycle of the Long-Term Incentive Plan within thirty
(30) days of their demotion or reduction in compensation.

7.  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Upon a Change of Control, a
Participant who is also a   participant in the Supplemental Executive Retirement
Plan, shall be entitled to the greater of their actual vesting, plus the term of the severance payment, they will receive pursuant to the schedule set forth in
Section 4 above, or five (5) years.  (Adjusted Vested Interest).

    A Participant who is also a participant in the Supplemental Executive Retirement Plan, who is demoted, discharged, or who has had their compensation materially reduced as a result of a Change of Control, shall be entitled to receive a present value lump sum payment equal to their Adjusted Vested Interest in the Supplemental Executive Retirement Plan within 30 days from a

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Change of Control.


    Projected Annual Salary (PAS) shall be a Participant's monthly based salary as of the date of Change of Control x 12 (months), plus a Five Percent (5%) annual increase, compounded times the number of years until a Participant's Normal Retirement Age (as defined in the Supplemental Retirement Plan).

    The lump sum formula used herein shall be a Participant's adjusted vested interest times Vesting Per Plan Schedule times PAS times 15 (length of normal payout under SERP), discounted by 15 year treasury bill rate as quoted on the close of the last business day immediately preceding the date of the Change of Control.

                     AVI X VESTING PER PLAN SCHEDULE* X PAS X 15
                     --------------------------------------------
                                 15-Year T-Bill Rate

    * The SERP Plan dated October 25, 1990, provides a retirement benefit as a percentage of Projected Annual Salary (PAS) as follows: 3 years of service 10%, 4 years of service 20%, 5 years of service 30%, 6 years of service 40%, and 7 years of service and thereafter 50%. The Amended SERP Plan, dated October 27, 1994, provides for a 2.5% vesting each year up to 20 years.


8. BOARD OF DIRECTORS. Members of the Board of Directors who are asked to resign as a result of Change of Control shall be paid their Annual Compensation for the balance of their term for which they were elected, in cash, simultaneously with their resignation.

    Members of the Board of Directors who are asked to resign as a result of the Change of Control shall be entitled to a lump sum payment of the benefit compensation due under the Board of Directors Retirement Plan in effect immediately prior to the Change of Control.

    All options granted to the directors under the 1993 Non-Employee Directors Stock Option Plan shall immediately vest upon a Change of Control.

9. COVENANTS NOT TO COMPETE. A Participant in this Plan, who has previously signed a Covenant Not to Compete with Harveys, shall, in the event of a Change of Control, no longer be bound by the previously entered into Covenant Not to Compete, upon his or her termination of employment, as a result of a Change of Control.

10. RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Change of Control Plan, or in any agreement entered into pursuant to this Change of Control Plan shall confer upon any person the right to continue in the employment of Harveys or affect any right Harveys may have to terminate the employment of such person.

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11. WITHHOLDING. Whenever any payments are to be made under this Change of
Control Plan, Harveys shall withhold amounts sufficient to satisfy any withholding tax requirement.

12. AFFECT ON OTHER PLANS. Except as specifically set forth in this Change of Control Plan, this Plan shall not affect a Participant's eligibility to participate in any other Plan of Harveys.

13. AMENDMENT. Harveys may terminate or amend this Change of Control Plan at any time. No amendment or termination, however, shall adversely affect the right of a Participant in this Plan to receive payment of any amounts determined prior to such amendment or termination.

14. EFFECTIVE DATE. This Plan, except for the portions dealing with Members of the Board of Directors, was approved in concept by the Board of Directors on May 22, 1997, and shall be effective as of June 1, 1997, notwithstanding a later execution hereof. Those portions dealing with the Members of the Board of Directors shall be effective as of the ____ day of _______, 1997.

    Dated this ______ day of _____________________ , 1997.




                             ----------------------------
                             CHARLES W. SCHARER
                             Chairman, President/CEO
                             HARVEYS CASINO RESORTS



                             ----------------------------
                             EUGENE WHITE
                             Chairman, Compensation Committee
                             HARVEYS CASINO RESORTS
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